EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-83794 dated March 6, 2002 and No. 333-83800 dated March 6, 2002) of Somera Communications, Inc. of our report dated January 28, 2003, relating to the financial statements which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2003 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

San Jose, California
March 28, 2003